SECURITIES AND EXCHANGE COMMISSION


                                Washington, D.C. 20549


                                 ___________________



                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
           February 27, 1995


                              THE HILLHAVEN CORPORATION
                (Exact name of registrant as specified in its charter)


               Nevada                  1-10426              91-1459952
          (State or other            (Commission         (I.R.S. Employer
          jurisdiction of            File Number)       Identification No.)
           incorporation)

          1148 Broadway Plaza, Tacoma, Washington              98402
          (Address of principal executive offices)          (Zip Code)

          Registrant's telephone number, including area code:
           (206) 572-4901


















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          Item 5.  Other Events.

               On February 27, 1995, The Hillhaven Corporation (the "Company") signed a definitive agreement to acquire Nationwide Care, Inc. ("Nationwide") and its affiliated corporations and partnerships through (i) the merger of Nationwide, Phillippe Enterprises, Inc. and Meadowvale Skilled Care Center, Inc. with and into NCI Acquisition Corp. (a newly formed wholly-owned subsidiary of the Company) and (ii) the assignment of all of the outstanding partnership interests in Camelot Care Centers, Shangri-La Partnership and Evergreen Woods, Ltd. to NCI Acquisition Corp.(the "Merger"). The consideration for the Merger will be 5.0 million shares of the Company's common stock, $0.75 par value per share ("Company Stock"). The Company will issue up to 500,000 additional shares of Company Stock to protect a minimum purchase price of $120 million. The transaction will be structured as a pooling of interests and as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The closing is scheduled for June 30, 1995.

               A copy of the Company's press release is attached as Exhibit
          99.02 hereto and by this reference is incorporated herein.




































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                                      SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE HILLHAVEN CORPORATION



                                             By:  /s/ Richard P. Adcock
                                                  Richard P. Adcock
                                                  Senior Vice President,
                                                   Secretary and General
                                                   Counsel

          Dated: March 6, 1995







































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                                    EXHIBIT INDEX



          Exhibit 99.01 Agreement and Plan of Merger and Agreements to Assign Partnership Interests by and among The Hillhaven Corporation, NCI Acquisition Corp., Nationwide Care, Inc., Phillippe Enterprises, Inc., Meadowvale Skilled Care Center, Inc., and Specified Partners of Camelot Care Centers, Evergreen Woods, Ltd. and Shangri-La Partnership dated as of February 27, 1995.

          Exhibit 99.02  Press Release dated February 27, 1995.











































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